Exhibit 99.1
Financial Information as of December 31, 2009
Investor Presentation A Leading Regional Bank in the Mid-South

Forward Looking Information 2 Certain statements contained in this presentation and the accompanying slides may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by reference to a future period or by the use of forward-looking terminology, such as “anticipate,” “believe,” “estimate,” “expect,” “foresee,” “may,” “might,” “will,” “intend,” “could,” “would” or “plan,” or future or conditional verb tenses, and variations or negatives of such terms. These forward-looking statements include, without limitation, statements about real estate values, long-term prospects for shareholder value, the impact of the prevailing economy, long-term growth objectives, results of operations and financial condition. We caution you not to place undue reliance on the forward-looking statements contained in this presentation, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors. These factors include, but are not limited to, the ability of BancorpSouth to provide and market competitive products and services, the ability of BancorpSouth to manage growth and effectively serve an expanding customer and market base, changes in economic conditions, the ability of BancorpSouth to identify and enter new markets, changes in BancorpSouth’s operating or expansion strategy, changes in the national economy and in the economy in BancorpSouth’s market areas, the ability of BancorpSouth to attract, train and retain qualified personnel, changes in consumer preferences, geographic concentrations of BancorpSouth’s assets, the ability of BancorpSouth to implement and integrate new technologies, changes in business conditions, including, for example, changes in interest rates and regulatory changes, and other factors detailed from time to time in BancorpSouth’s press releases and filings with the Securities and Exchange Commission. BancorpSouth does not undertake any obligation to update or revise forward-looking statements to reflect events or circumstances after the date of this presentation. Certain tabular presentations may not reconcile due to rounding. Unless otherwise noted, any quotes in this presentation can be attributed to company management.

A strong regional bank with roots dating back to 1876 ... $13.2 billion in assets A banking presence in 8 states 310 locations A comprehensive line of financial products and services to individuals and to small- to mid-size businesses Traditional banking and non-interest products Nation’s 5th largest bank-owned insurance brokerage operation Data as of December 31, 2009 3 Insurance ranking from Michael White Associates

Market Footprint * Insurance office in Itasca, IL not shown 4

Performance

Financial Highlights Dollars in millions, except per share amounts 6 Net income ($2.1) $82.7 Net income per share, diluted ($0.03) $0.99 Return on average assets (0.07) % 0.63% Return on average shareholders’ equity (0.67) % 6.59% Net interest margin 3.81% 3.77% Total shareholders’ equity to total assets 9.69% Book value per share $15.29 2009 4th Quarter 2009

Summary of Revisions 7 As a result of a subsequent review by management, preliminary earnings issued on January 21, 2010 were adjusted as follows: $27.6 million increase in provision for credit losses $0.6 million reversal of interest income related to additions to TDRs and non-accrual loans $4.5 million increase in foreclosed property expense related to OREO write-downs including establishing a $3.8 million valuation reserve for OREO losses $2.3 million addition to litigation reserve $41.3 million increase in non-accrual loans and leases $6.5 million increase in net charge-offs

Non-Performing Assets Dollars in millions 8 As of December 31, 2009 Non-accrual loans and leases $102.7 $41.3 $144.0 Loans and leases 90+ days past due, still accruing 36.3 0.0 36.3 Restructured loans and leases, still accruing 6.1 0.0 6.1 Other real estate owned 63.8 (4.5) 59.3 Total non-performing assets $208.9 $36.8 $245.7 Preliminary Release Adjustment 2009 January 21, 2010 Revised

Net Charge-Offs Dollars in millions 9 4th quarter 2009 NCOs $24.5 $6.5 $31.0 2009 NCOs $67.6 $6.5 $74.1 4th quarter 2009 NCOs as a percentage of average loans (annualized) 1.01% 0.26% 1.27% 2009 NCOs as a percentage of average loans 0.69% 0.07% 0.76% Adjustment January 21, 2010 Preliminary Release Revised

2009 Operating Results Dollars in millions, except per share amounts 10 Year ended December 31, 2009 Net interest revenue $445.5 ($0.6) $444.9 Provision for credit losses 89.7 27.6 117.3 Noninterest revenue 275.2 0.0 275.2 Noninterest expense 483.2 6.8 490.0 Income before income taxes 147.8 (35.0) 112.8 Income tax provision 43.5 (13.4) 30.1 Net income $104.3 ($21.6) $82.7 Net income per share: diluted $1.25 ($0.26) $0.99 Adjustment January 21, 2010 Revised Preliminary Release 2009

4th Quarter 2009 Operating Results Dollars in millions, except per share amounts 11 Quarter ended December 31, 2009 Net interest revenue $112.9 ($0.6) $112.3 Provision for credit losses 34.7 27.6 62.3 Noninterest revenue 64.5 0.0 64.5 Noninterest expense 116.6 6.8 123.4 Income before income taxes 26.1 (35.0) (8.8) Income tax provision 6.7 (13.4) (6.7) Net income $19.4 ($21.6) ($2.1) Net income per share: diluted $0.23 ($0.26) ($0.03) Revised Adjustment January 21, 2010 Preliminary Release 4th Quarter 2009

Net interest margin effect of interest income reversal related to loans placed on non-accrual: 12 Quarter ended December 31, 2009 3.83% (0.02) % 3.81% Year ended December 31, 2009 3.77% — % 3.77% Adjustment January 21, 2010 Preliminary Release Revised

2.75% 3.00% 3.25% 3.50% 3.75% 4.00% Q3-06 Q4-06 Q1-07 Q2-07 Q3-07 Q4-07 Q1-08 Q2-08 Q3-08 Q4-08 Q1-09 Q2-09 Q3-09 Q4-09 BXS SNL Bank Net Interest Margin Peer Data from SNL Financial as of 3/11/2010 The SNL Bank peer group includes a number of publicly traded banks and bank holding companies, as compiled by SNL Financial LC. The aggregate amounts are size-weighted, calculated by consolidating all companies into a single entity. 13 3.81% 3.18%

BXS Equity is 100% Common Equity Total Equity / Total Assets
Peer Data from SNL Financial as of 3/11/2010 The SNL Bank peer group includes a number of publicly traded banks and bank holding companies, as compiled by SNL Financial LC. The aggregate amounts are size-weighted, calculated by consolidating all companies into a single entity. 14 7.81% 9.21% 9.20% 9.34% 9.33% 9.59% 9.69% 9.69% 9.52% 8.51% 9.25% 8.74% 9.65% 9.54% 7.00% 8.00% 9.00% 10.00% 11.00% 6/30/08 9/30/08 12/31/08 3/31/09 6/30/09 9/30/09 12/31/09 BXS SNL Bank

Tangible Common Equity / Tangible Assets Peer Data from SNL Financial as of 3/11/2010 The SNL Bank peer group includes a number of publicly traded banks and bank holding companies, as compiled by SNL Financial LC. The aggregate amounts are size-weighted, calculated by consolidating all companies into a single entity. 15 133% of the Peer Group Average 5.73% 7.12% 7.25% 7.15% 7.29% 7.53% 7.64% 7.63% 3.53% 3.69% 4.03% 4.53% 4.44% 5.43% 3.00% 4.00% 5.00% 6.00% 7.00% 8.00% 9.00% 6/30/08 9/30/08 12/31/08 3/31/09 6/30/09 9/30/09 12/31/09 BXS SNL Bank

Non-Performing Assets / Assets Peer Data from SNL Financial as of 3/11/2010 The SNL Bank peer group includes a number of publicly traded banks and bank holding companies, as compiled by SNL Financial LC. The aggregate amounts are size-weighted, calculated by consolidating all companies into a single entity. (NPAs include non-accruing loans, restructured loans, loans 90+ days past due, and OREO) 16 46% of the Peer Group Average 0.90% 0.73% 0.82% 1.12% 1.31% 1.87% 1.54% 4.04% 2.19% 2.59% 3.49% 3.10% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 9/30/08 12/31/08 3/31/09 6/30/09 9/30/09 12/31/09 BXS SNL Bank

Non-Performing Loans / Loans Peer Data from SNL Financial as of 3/11/2010 The SNL Bank peer group includes a number of publicly traded banks and bank holding companies, as compiled by SNL Financial LC. The aggregate amounts are size-weighted, calculated by consolidating all companies into a single entity. (NPLs include non-accruing loans, restructured loans, and loans 90+ days past due) 17 34% of the Peer Group Average 1.91% 1.00% 1.14% 0.68% 0.66% 0.76% 4.29% 4.97% 3.50% 2.85% 5.57% 2.30% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 9/30/08 12/31/08 3/31/09 6/30/09 9/30/09 12/31/09 BXS SNL Bank

Net Charge-Offs / Average Loans Peer Data from SNL Financial as of 3/11/2010 The SNL Bank peer group includes a number of publicly traded banks and bank holding companies, as compiled by SNL Financial LC. The aggregate amounts are size-weighted, calculated by consolidating all companies into a single entity. 18 40% of the Peer Group Average 0.45% 0.57% 0.54% 0.55% 0.68% 1.27% 2.91% 2.31% 2.25% 3.22% 1.66% 3.20% 0.00% 1.00% 2.00% 3.00% 4.00% Q3-08 Q4-08 Q1-09 Q2-09 Q3-09 Q4-09 BXS SNL Bank

Reserve Coverage of Non-Performing Loans Peer Data from SNL Financial as of 3/11/2010 The SNL Bank peer group includes a number of publicly traded banks and bank holding companies, as compiled by SNL Financial LC. The aggregate amounts are size-weighted, calculated by consolidating all companies into a single entity. (NPLs include non-accruing loans, restructured loans, and loans 90+ days past due) 19 143% of the Peer Group Average 198.16% 182.39% 207.45% 142.05% 129.70% 94.41% 91.68% 66.18% 89.69% 82.82% 75.97% 70.92% 0.00% 100.00% 200.00% 300.00% 9/30/08 12/31/08 3/31/09 6/30/09 9/30/09 12/31/09 BXS SNL Bank

Noninterest Revenue Dollars in millions 20 2009 2008 $ Change Insurance commissions $80.9 $86.7 ($5.8) Mortgage lending 32.2 2.1 30.1 Card and merchant fees 34.2 33.7 0.5 Service charges 72.9 77.1 (4.2) Trust income 9.7 9.3 0.4 Other 45.4 36.7 8.7 Total noninterest revenue $275.3 $245.6 $29.7 December 31, Twelve Months Ended

21 Noninterest Expense Dollars in millions 2009 2008 $ Change Salaries and employee benefits $278.7 $271.6 $7.1 Occupancy, net of rental income 42.1 39.8 2.3 Equipment 23.5 25.2 (1.7) Deposit insurance assessments 19.7 2.9 16.8 Other 126.0 116.4 9.6 Total noninterest expense $490.0 $455.9 $34.1 December 31, Twelve Months Ended

Earnings Per Share History 22 $1.43 $1.47 $1.57 $1.69 $1.45 $0.99 $0.00 $0.40 $0.80 $1.20 $1.60 2004 2005 2006 2007 2008 2009

$0.00 $0.05 $0.10 $0.15 $0.20 $0.25 $0.30 $0.35 $0.40 $0.45 $0.50 $0.55 $0.60 $0.65 $0.70 $0.75 $0.80 $0.85 $0.90 1983 1984 1985 1986 1987 1988 1989 1990 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 Dividend Growth Cash dividend per share of common stock Dividend Yield = 4.50% * * as of March 11, 2010 23

0.4% -16.9% 2.8% -1.0% -3.9% 7.3% 8.0% 4.8% 10.6% -25.0% -20.0% -15.0% -10.0% -5.0% 0.0% 5.0% 10.0% 15.0% 5 Year 10 Year 15 Year S&P 500 Index S&P 500 Banks Index BXS Total Shareholder Return including dividends Source: Bloomberg Periods ending 12/31/2009 24

BancorpSouth’s common stock is traded on the New York Stock Exchange under the symbol BXS. Additional information can be found at www.bancorpsouth.com . Investor Inquiries: William L. Prater Chief Financial Officer BancorpSouth, Inc. 662-680-2536 bill.prater@bxs.com A Leading Regional Bank in the Mid-South

Reconciliation of Non-GAAP Measures

	As of	As of	As of	As of	As of	As of	As of
(Period End Balances, Dollars in Thousands)	6/30/2008	9/30/2008	12/31/2008	3/31/2009	6/30/2009	9/30/2009	12/31/2009
Shareholders’ Equity —> A	$1,233,775	$1,242,719	$1,240,260	$1,255,659	$1,274,947	$1,286,218	$1,276,296
Assets —> B	13,399,151	13,300,728	13,480,218	13,458,364	13,297,819	13,271,873	13,167,866
Intangibles —> C	301,896	300,624	297,131	295,867	295,639	294,444	293,629
Tangible Equity —> D=A-C	931,879	942,095	943,129	959,792	979,308	991,774	982,667
Tangible Assets —> E=B-C	13,097,255	13,000,104	13,183,087	13,162,497	13,002,180	12,977,429	12,874,236

Total Equity / Total Assets (%) — > F=A/B	9.21%	9.34%	9.20%	9.33%	9.59%	9.69%	9.69%
Tangible Equity / Tangible Assets (%) — > G=D/E	7.12%	7.25%	7.15%	7.29%	7.53%	7.64%	7.63%
Tangible Common Equity / Tangible Assets (%) — > G=D/E	7.12%	7.25%	7.15%	7.29%	7.53%	7.64%	7.63%